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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in Registration Statements Nos. 333-33779, 333-43333, 333-50855, 333-50855-01, 333-70273, 333-73223, 333-83087
on Form S-3 and Registration Statements Nos. 333-33999, 333-34001, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261 and 333-95595
on Form S-8 of Tyco International Ltd. and Registration Statement No. 333-21425 on Form S-3 and Registration Statements Nos. 33-26970, 33-38249, 333-03975 on Form S-8 of ADT of our report dated September 30, 1998 (relating to the consolidated statements of operations, changes in stockholders' equity and cash flows for the nine month period ended September 30, 1997 of United States Surgical Corporation and its subsidiaries and the related financial statement schedule for the nine month period ended September 30, 1997, which are not included herein), appearing in this Amendment No. 3 on Form 10-K/A of Tyco International Ltd.


                                        DELOITTE & TOUCHE LLP


June 23, 2000


Stamford, Connecticut